United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

UMATRIN HOLDING LIMITED
(Exact name of Registrant as specified in charter)

Delaware	333-153261	87-0814235
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

315 Madison Ave 3rd Floor PMB #3050

New York City, NY 10017

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 866.874.4888

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties and therefore, we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections which may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made.

We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

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Explanatory Note

This current report on Form 8-K is being filed by Umatrin Holding Limited ("UMHL"). In connection with a share exchange, which closed on January 6, 2016, through which we acquired 80% of the equity interests of U Matrin Worldwide SDN BHD ("Umatrin"). We refer to the transactions through which we acquired 80% of the ownership of the Umatrin as the "Share Exchange."

This report describes this transaction, the agreements through which it was executed, the nature of the business we now conduct through Umatrin, and other important features of the Company.

Through the Share Exchange, we ceased to be a shell company as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act") and are now in the business of direct selling and trading on beauty and personal care products, and investment holding.

Item 1.01. Entry into a Material Definitive Agreement.

On January 6, 2016 (the "Closing Date"), we entered into a share exchange transaction whereby the Company acquired 80% of the equity interests of Umatrin, in exchange for the issuance of 100,000,000 shares of its common stock to the two shareholders of Umatrin, Dato' Sri and Dato' Liew (the "Share Exchange"). Immediately following the Share Exchange, the business of Umatrin became the business of UMHL.

The Exchange Agreement contains representations and warranties by UMHL on one hand, and Umatrin and the shareholders of Umatrin, Dato' Sri and Dato' Liew, on the other hand, which are customary for transactions of this type.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 6, 2016, the Company acquired 80% of the equity interests of U Matrin Worldwide SDN BHD ("Umatrin") in exchange for the issuance of a total of 100,000,000 shares of its common stock to the two holders of Umatrin, Dato' Sri and Dato' Liew. Immediately following the Share Exchange, the business of Umatrin became the business of UMHL. The UMHL operation office remained in Malaysia and the business market will remain focus in Asia.

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Form 10 Information

BUSINESS.

Overview

Background of Umatrin Holding Limited

UMATRIN HOLDING LIMITED, formerly known as Golden Opportunities Corporation, was incorporated in the state of Delaware on February 2, 2005 ("UMHL", or the "Company"). The Company was originally incorporated in order to locate and negotiate with a targeted business entity for the combination of that target company with the Company.

On March 27, 2015, a total of 19,555,000 shares were acquired by Umatrin Group Ltd ("UGL", a company incorporated in Seychelles, through its principal and director, Dato' Sri Eu Hin Chai ("Dato' Sri"). At that time, UGL also acquired promissory notes that covert into common shares of the UMHL. In April 2015, the promissory notes were converted into 24,749,100 shares of UMHL common stock. Upon conversion, UGL held 44,304,100 shares of UMHL common stock out of a total issued and outstanding of 58,319,100 shares. As a result of UGL's acquisition, UGL currently hold 75% of the outstanding shares in UMHL and is the majority shareholder of UMHL.

On March 31, 2015, symbol of the Company's common stock was changed to "UMHL".

On March 31, 2015, Dato' Sri was appointed to the board of directors. In addition, Michael Zahorik was appointed as the Vice President to provide management continuity and to provide his insight and expertise with the Company's development. Dato Sri' was appointed as President and CEO to serve until the next shareholder meeting, and continuing thereafter until removal or resignation.

On August 22, 2015, Michael Zahorik, due to his own personal reason, has resigned his position as the Vice President at UMHL, which is therefore currently managed by Dato' Sri, our sole director.

Despite Michael's exit, Dato' Sri remains and is dedicated in delivering increased shareholder value. In order to moving forward with this vision, UMHL decided to acquire an operating company in Malaysia to which he is one of the main stockholders, known as U Matrin Worldwide SDN BHD, into UMHL.

Background of U Matrin Worldwide SDN BHD

U Matrin Worldwide SDN BHD, formerly known as OLC Worldwide SDN BHD, was incorporated in Malaysia on July 22, 1993 ("Umatrin").

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Since its incorporation until September 2014, Umatrin remained dormant. On April 26, 2013, Umatrin was awarded with a direct selling license (number AJL932015) by the Ministry of Domestic Trade and Consumer Affairs in Malaysia. However, since April 26, 2013 and until September 2014, Umatrin maintained no operation.

On July 3, 2014 and August 12, 2014, Umatrin appointed both Dato' Liew Kok Hong ("Dato' Liew") and Dato' Sri as the company's directors. Together, Dato' Liew and Dato' Sri with Dato' Ho Phooi Keow ("Dato' Ho"), the co-founder of Umatrin, decided to start the business and expand it throughout Asia as a leading Online to Offline (O2O) company that provides technology, products and services to enable consumers, merchants, and other participants to conduct E-commerce on its I-Cloud ecosystem.

Dato' Liew was awarded by the Royal of Pahang, Malaysia, the "Darjah Kebesaran Mahkota Pahang Yang Amat Mulia Peringkat Kedua Darjah Indera Mahkota Pahang" with the title "Dato". He has more than 20 years' experience in strategic management and business leadership in E-commerce industries. Dato' Liew executes end-to-end strategies to advance Umatrin's position in high-growth markets, expand major market and pursue new customers, capitalize on strategic alliances and strengthen brand recognition. He also leads Umatrin's regional marketing teams, ensuring that Umatrin delivers its full capabilities to its regional and local markets. Dato' Liew is a veteran sales leader with nearly 20 years' experience in regional and global sales industry. He delivers consulting services, system integration and next-generation technology solutions. Dato' Liew has served in various senior executive sales roles and is recognized for his successful transforming and improving of sales performance by establishing disciplined, sustainable sales processes and driving revenue growth.

Dato' Ho has more than 20 years' experience in the real estate, property development and E-commerce industries. With his profound knowledge of the real estate and property development market, his sharp observation and quick command of business opportunities, and his ability of planning and negotiation, Dato' Ho is regarded as one of the best real estate and property development experts in Malaysia.

In July 2015, due to Dato' Ho's age, he decided to resign as the director of Umatrin and pass the future of Umatrin to both Dato' Sri and Dato' Liew. In any event, he maintains his shares in the company.

As a startup, Umatrin focuses on health and beauty care products. Umatrin had cooperated with several corporations and is appointed as their sole distributor for their health and beauty care products in Asia. Umatrin introduces its products via online platform and offline platformwhich is our retail shop. At our retail store, Umatrin also provides training and product introductory speeches to public.

At the early stage of our business, both Dato' Sri and Dato' Liew have led our marketing teams to sell our products to the end-user and also introduced an Independent Dealer Program to our customer. To qualified, the customer only needs to host a product demo and then will receive a discount on product purchases and earn additional credit for each product sold during the demo. Consequently, our customer will become our Independent Dealer. As to date, we have about 20,000 dealers selling our products.

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Main Business Activities

Although Umatrin was awarded a Multi-Level Marketing License, Umatrin did not operate by way of multi-level marketing strategy. Instead, Umatrin applies leading O2O (Online to Offline) marketing strategy to both retail and wholesale trade. Umatrin provides technology and services to enable consumers, merchants and other participants to conduct business in our cloud-based trading system.

Umatrin uses advanced network technology and rigorous management system to create unlimited business brand space. Without allocating large sums of operating cost, it continuously introduces new products, combined with O2O internet business model and career opportunities.

Our Products

We have curated non-toxic beauty, personal care to health and wellness products. The principal markets for Umatrin's products are in Malaysia. We market out products through three primary methods: direct contact, online distribution and/or by our dealer program. Our marketing and sales teams work closely together to maintain a high standard of service to our customers. Each and every new products launched will be communicated to our existing customers and to the public. Since September 2014, our best seller products include:

(a) Hydrogen Antioxidant Water Purifier

Water is a fundamental to human. Each person on Earth requires at least 20 to 50 liters of clean, safe water a day for drinking, cooking and, simply keeping themselves clean. Polluted water isn't just dirty – it's deadly. Every year 1.8 million people die of diarrheal diseases like cholera. In short, the origin of healthy life is sustained by pure and clean water.

Umatrin introduces the Hydrogen Antioxidant Water Purifier to produce pure and clean water for our customers. The product is manufactured by Hyundai Warcotec Co. Ltd. from Korea. This product removes water impurities using 4 types of filters:

(1) Pre-Carbon filter: The carbonfilter applying the suction method of charcoal sucks and eliminates the chlorine elements generated from the treatment process for the city water, organic compounds and odors.

(2) Nano Silver Filter: Antibacterial activated silver carbon, which can kill up to 99.99% of bacteria in water, is used to effectively remove various bacteria,. Also provide enhanced taste and removal of odors from the purified water.

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(3) Alkaline Filter: Emit minerals ions is used to stabilize the water pH and remove heavy metals as well as chemicals. This filter can also breaks the water molecules into small cluster, increases oxygen and energy level and speeds up metabolism.

(4) Post-carbon filter: This filter prevents the propagation of germs and eliminating odors melted into water, generating colorless and odorless clean drinking water.

(b) Hydrogen Alkaline Water Stick

Tap water is supposedly clean, but it contains a host of contaminants. Bottled water is often just tap water by another name, and even water that did come from a natural spring originally may have been sitting around in its plastic bottle, leaching nasty chemicals, for two or three years before being consumed.

Alkaline water, high in active hydrogen, can help neutralize stomach acid in acid reflux. This 'micro-clustering' of the water molecules is what makes the water so hydrating.

(c) UNIBERSIH

Unibersih is a natural and unpolluted herbal essence. This unique essence which consist of a total of eleven kinds of organic natural herbs is an all-rounded detoxification element which can excrete waste and toxins thoroughly. It is applicable to those problems brought to our body in modern living, such as constipation, pigmentation, overweight, bad breath, unsound sleep, lack of physical strength, indigestion, abdominal swelling, dry and pale skin, poor immune system etc. It can also strengthen the function of detoxification.

(d) SOYME

Soyme is a Malaysian version of Nattō which is made from soybeans, typically nattō soybeans. The benefit of Soyme includes:

i. Prevents Heart Disease

Soyme has the ability to act as a natural and effective blood thinner in the body, which enables the blood to freely flow throughout the arteries so as to support the vital organs. It can also be very useful in preventing plaque from developing in the complex arteries, which in turn reduces the risk from arterial clotting.

ii. Anti-Aging Effects

Soyme is rich in protein, it will keep the skin healthy so as to look younger for a considerable amount of time. It also contains high amount of vitamin K2, which is a natural and potent anti-aging agent that helps improve the overall health condition of the skin.

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iii. Improves Blood Circulation

Soyme could improve the body's blood circulation, which greatly helps various vital organs to function normally. As Soyme increases blood flow, it helps to prevent the narrowing and hardening of arteries.

iv. Lowers Cholesterol

As an excellent blood thinner, Soyme becomes a valuable agent in reducing the body's cholesterol levels. With these great benefits, consumers are able to have a lesser risk from suffering heart related conditions and other serious health problems.

(e) SOPHIELICIOUS

Sophielicous is an anti-aging supplement formulated by using a novel processing technology and the ingredients consists of 3 types of plant stem cells and collagen tri-peptide to enhance the longevity of skin cells. Apple stem cell obtained from the rare and endangered Swiss apple which found rich in epigenetic factors and metabolites to activate sleeping cell, repairs and regenerates new cell; Grape stem cell ensures the vitality and generation capacity of the skin, to protect and prevent the UV damage and pigmentation thus even the skin tone; Argon stem cell derived from very resistant and rare argon tree is for a deep-seated rejuvenation of the skin, restoration of the skin's firmness and wrinkle reduction. It also contains the wonder from deep sea: marine collagen used is in the very short chain of amino acids known tri-peptide. Collagen tri-peptide with the small molecule size can be absorbed fast to the body compare to others collagen, works as cushion and support the epidermis, making it firm and preventing our skin from sagging; lastly the green tea extracts work as powerful antioxidant for the cell protection. Combining all benefits, Sophielicious provides significant anti-aging effect and restores skin.

(f) Nano Skin-Care Serum Series + Nano Vibration Serum Pen

Nano Anti-Aging Face Serum contains strong antioxidants to delay skin aging. This Anti-Aging Serum is specially formulated to counter-acts aging skin in a unique way. It contains active ingredients that are beneficial to our skin. By applying this product, established wrinkles and fine lines are visibly reduced and skin becomes toned and firmer.

Nano Eye Contour Serum improves microcirculation and decongests capillaries around eye area to reduce puffiness and dark circles. With this specially formulated Eye Serum, fine lines and wrinkles are visibly reduced. With daily use of this Eye Serum, there will have improvement in skin luminosity, a decrease in unevenness of the skin, and improvements in appearance of under-eye dark circle & under-eye puffiness.

Nano Collagen Face Serum stimulates collagen synthesis and forms a natural barrier to keep skin moisturized. This serum helps to improve skin conditions: skin elasticity, skin firmness and it also helps to prevent skin from premature aging.

Nano Whitening Face Serum lightens pigmented skin and skin discoloration using Vitamin E and mushroom extracts. This serum contains active ingredients that will not only lighten your skin tone but also effective against age spot in a unique way. It is a light, non-greasy and readily absorbed to help, protect and nourish the skin.

Nano Vibration Serum Pen is for better absorption and increased penetration of Nano Serum active ingredients and vitamins. This product is composed of steel roller balls, which has cooling and refreshing effects. There is a sonic vibration to massage the skin and improve absorption of serum into skin.

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(g) Dr. Appers Stem Cell

This exclusive Stem Cell Essence contained the latest Swiss Apple Stem Cell active ingredients which help to neutralizes and repairs the effects of emotional and environmental stress on the skin. It helps to restore the skin complexion, firm up and reduce fine wrinkle lines, makes the skin look fuller, whiter, younger and more beautiful. As we age, the reduced turnover of our cells means we can lose control over how our skin ages, and Epidermal stem cells needed to create healthy new skin are significantly reduced and function less efficiently. Scientists have found that a novel extract derived from the stem cells of a rare apple tree cultivated for its extraordinary longevity shows tremendous ability to rejuvenate aging skin. By stimulating aging skin stem cells, this plant extract has been shown to lessen the appearance of unsightly wrinkles. Clinical trials show that this unique formulation increases the longevity of skin cells, resulting in skin that has a more youthful and radiant appearance.

(h) AKERO SECRET ANTI-AGING SKIN CARE SERIES

Umatrin introduces our own anti-aging skin care series known as "AKERO SECRET". The product was developed with 100% natural botanical active ingredients and adopted a unique nanotechnology for skin hydration and anti-aging. This technology gives user a luminous, firm and flawless skin. It improves skin tone in just 7 days and skin will look more plump in just 14 days. After 28 days, skin will look more translucent. Continuous use will improve skin elasticity, lightens pigmentation, for a brighter looking skin. AKERO SECRET includes moisturizing cleansing foam, facial toner, brightening serum, soothing emulsion, ageless cream and protective sunscreen.

Raw Materials and supplies

We do not depend on principal suppliers for any of our single product. Most of the raw materials were supplied by various suppliers and some are repackaged in Malaysia. Akero Secret, our anti-aging skin care product, was manufactured in Taiwan.

We have an Authorized Exclusive Distributorship with HYUNDAI Healthy Lifestyle Sdn Bhd, in which we should place a minimum order of 250 units of products identified in the agreement and use our best efforts to sale and distribute the products within Malaysia. The duration of the agreement is from May 1, 2015 to April 31, 2016.

Intellectual Property

On February 22, 2015, we filed the application for our trademark "AKERO SECRET" with the Trademark Registry of Malaysia, which is pending for approval. The Registrar of Trademarks will examine the trademark application in approximately six (6) to nine (9) months after the filing date. The Registrar will issue Form on Request for Advertisement of a trademark if there is no objection. The Applicant is required to return the said form within two (2) months from the date received the form with prescription fee. The Registrar will then advertise the application in the government gazette. The Registrar will issue a Certificate of Registration if there is no opposition within two (2) months or any extended time provided by the Registrar from the date of the advertisement in the gazette. In short, a smooth trademark application may take approximately 1.5 – 2 years to be issued with a Certificate of Registration.

It is important for Umatrin to register the trademark "AKERO SECRET" because our Company will be introducing different types of quality anti-aging beauty and health products under the brand name AKERO SECRET.

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Licenses and agreements

We possessed 6 licenses for our products from Ministry of Health Malaysia, as listed below:

No.	Name of Cosmetic	Validity Period	Notification Number
1.	Moisturising Cleansing Foam	Aug. 17, 2015 – Aug. 17, 2017	NOT150803380K
2.	Facial Toner	Aug. 17, 2015 – Aug. 17, 2017	NOT150803381K
3.	Brightening Serum	Aug. 17, 2015 – Aug. 17, 2017	NOT150803382K
4.	Soothing Emulsion	Aug. 17, 2015 – Aug. 17, 2017	NOT150803383K
5.	Ageless Cream	Aug. 17, 2015 – Aug. 17, 2017	NOT150803384K
6.	Protective Sunscreen	Aug. 17, 2015 – Aug. 17, 2017	NOT150803385K

Our manufactures, Nano Patch and Taikuchi Trading, possessed five licenses for our products from Ministry of Health Malaysia, as listed below:

No.	Name of Cosmetic	Validity Period	Notification Number	License Holder
1.	NANO WHITENING SERUM	Mar.16, 2015- Mar 16, 2017	NOT150302294K	Nano Patch
2.	NANO EYE CONTOUR SERUM	Mar.16, 2015- Mar 16, 2017	NOT150302293K	Nano Patch
3.	NANO ANTI AGING SERUM	Mar.16, 2015- Mar 16, 2017	NOT150302291K	Nano Patch
4.	NANO COLLAGEN SERUM	Mar.16, 2015- Mar 16, 2017	NOT150302291K	Nano Patch
5.	DR APPERs- Stem Cell Essence	Jun 30, 2014- Jun 30, 2016	NOT140605121K	Taikuchi Trading

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Customers

We do not depend on any major customers. Our customers' basis consists of end-users and dealers.

Government Regulation

All of our health and beauty products are approved by our Ministry of Health in Malaysia.

Our Marketing Strategies

Umatrin markets products via online to offline. Umatrin believes that via online channel, we are able to reach our target audiences around the world. Based on Euromonitor International, internet retailing of health and beauty shows fast growth in Asia Pacific Market. As for our offline channel, we have one retail store in Malaysia, whereby anyone can step in and try our products. Following Umatrin's Mission: Improve each standard of living. We provide our customer with quality health and beauty products and also allow them to host event to share our products and at the same time earning additional credit for each sales during the event. Consequently, we will appoint them as our dealers if they wish to start-up their own business. Umatrin will provide market support to the dealers, such as advertisements, products introductory speeches and website to introduce the products to public. This strategy allows Umatrin's products to reach to each and every single person around the Asia Pacific as Umatrin's believe the best advertising will always be by way of word-of-mouth referrals.

As of December 31, 2014, Umatrin's net profit is RM849,377(approximately USD$259,563).

Most of our customers and dealers are from Asia. We have 20,000 dealers in Asia. From Umatrin's sales, we have seen a market trend that consumers are buying more anti-aging products from us.

Industry Trends- Anti-Aging Products Market

Based on global research, by 2015, the anti-aging industry will grow by 82% in Asia Pacific and 72% in Japan. The global wellness products industry is a $569 billion industry, and anti-aging is one of the fastest growing categories. The global cosmetics and toiletries industry is a $333 billion industry, and anti-aging is its largest growing segment. In fact, the anti-aging market is predicted to reach a trillion dollars by 2025.

Hence, Umatrin is moving towards developing our own brand and anti-aging products. Recently we have developed a 100% natural anti-aging skin care series products under the brand "AKERO SECRET". We have received lots of positive feedbacks on this new skin care series. GCI Magazine had reported that "In anti-aging and beauty trends, the desire for more natural ingredients is one of the fastest growing around the world. According to Kline & Company, the natural personal care market is predicted to reach $6.7 billion in 2015 in the U.S. alone, and according to a recent anti-aging survey by Mintel, 76% of respondents who are concerned with aging report being interested in products with natural/organic ingredients".

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In view of the above, Umatrin does not stop right here, but aims at developing and manufacturing more anti-aging products to benefit the public enlarged. In order to achieve this, additional capital funds are required for Umatrin to venture into manufacturing industry and expanding further research and development to develop more and more quality products.

To save time, Umatrin plans to go public and offers stock in an initial public offering by way of a reverse merger.

Competitive Analysis

Market Analysis

Asia is the Earth's largest and most populous continent. It comprises 30% of Earth's land area, and has historically been home to 60% of the planet's human population (roughly 4.4 billion people reside in Asia). Asian is notable for not only the overall large size, but unusually dense and large settlements as well as vast barely populated regions.

Rising individual incomes and changing lifestyles drive the global beauty care products industry. Revenue in the industry is forecast to reach an estimated $265 billion in 2017 with a CAGR of 3.4% over the next five years (2012-2017), highly influenced by the increasing demand in Asia Pacific (APAC) and Europe due to increase in GDP and the improving living standard.

Lucintel, a leading global management consulting and market research firm, has analyzed the global beauty care industry and presents its findings in "Global Beauty Care Products Industry 2012-2017: Trend, Profit, and Forecast Analysis." The industry encompasses manufacturers' segment revenue related to beauty care products. As per the study, increased awareness has resulted in higher demand for luxury products, especially cosmetics. Providing quality products at a low cost is a challenge for manufacturers. Skincare, the largest segment, represents the growth in products during the forecast period. Increased demand for multi-feature products such as moisturizing cream with sun protection and anti-aging or anti-wrinkle properties are likely to drive market growth.

The cosmetics segment also has growth potential as demand is increasing for premium cosmetics in the expanding middle class in developing countries. Total sales in the beauty and personal care industry were roughly $426 billion in 2011, total global beauty sales for January – March 2012 were up 14% to $2,278,000,000. Total Skincare sales were $844 million, up 19%. The cosmetic industry worldwide seems to be continuously developing, now more than ever with the advent of the Internet companies.

Many famous companies sell their cosmetic products online also in countries where they do not have representatives. At present, cosmetics industry is focusing on launching organic cosmetic products because people are now becoming more and more conscious about the chemicals and the harmful effects in the cosmetics. Players are globally exploring the markets to tap the hidden growth potential. Regulatory bodies are also ensuring that consumers have full knowledge about the ingredients of products and hence focusing on labeling.

A new global anti-ageing report from Research and Markets, forecasts the global product market will grow at a CAGR of 6.7% over the period 2013-2018, with the rising global ageing population being the main driver. (www.cosmeticsdesign-europe.com)

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Competitors

The beauty and health industry is highly competitive and, at times, subject to rapidly changing consumer preferences and industry trends. Competition generally provides incentives to boost brand strength, assortment and continuity of merchandise selection, reliable order fulfillment and on-time delivery, and a higher level of brand support and customer support. We compete with a large number of multi-national manufacturers of beauty and health products, many of which have significantly greater resources than we do. Many of our competitors also have the ability to develop and market products similar to and competitive with our products. Specifically, we compete with the major skin care companies which market many brands including Avon, Chanel, Clarins, Clinique, Estée Lauder, L'Oréal, Lancôme, Neutrogena and Shiseido, major health supplement companies which market many brands including USANA, CVS, Nature Made and Carlson Labs. Most, if not all of these competitors, have launched anti-aging skin care products. We also compete with several smaller prestige boutique and designer anti-aging products brands.

We believe that we compete primarily on the basis of product differentiation, sales and marketing strategy and distribution model. We focus on anti-aging industry by introducing quality natural products to be consumed or applied on skins to naturally reach the ultimate results. In addition, we are moving forward to develop our innovative product formulation and differentiated product concepts. We believe that our expertise within the anti-aging industry, brand authenticity and loyal consumer base, and multi-channel marketing and distribution expertise provide us with competitive advantages in the market for prestige anti-aging beauty and health products.

Principal Methods of Competition

A core element of our success is our distinctive Online to Offline (O2O) marketing strategy and multi-channel distribution model. We focus on educating consumers about the unique benefits of our products, developing intimate relationships with consumers, capitalizing on our multi-channel distribution strategy to effectively reach and engage those consumers and allowing our consumers to enjoy the benefit to be profitable by sharing the same to other consumers. We believe educational media such as products introductory demo and continuous products roadshows are effective at informing consumers about the innovative product formulation, application technique and resulting benefits of our products. We also believe that our company-owned boutiques enhance the authenticity of our brand and provide a personal environment in which we offer our broadest product assortment and provide one-on-one consumer consultations and product demonstrations. At the same time, our physical presence at the event hosted by our dealers have helped to further strengthen our brand image and provide additional points of contact to educate consumers about our products. Moreover, this model allows us to:

•	acquire new consumers and maintain premium brand positioning without large expenditures on print-based advertising and marketing common in our industry;

•	provide consumers the ability to select the most convenient channel to purchase our products;

•	develop intimate consumer relationships that foster brand loyalty and encourage repeat purchases;

•

build a base of recurring revenues as a substantial percentage of our consumers participate in our product continuity programs through which products initially purchased are automatically replenished; and

•	drive traffic across our sales channels.

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We believe that our company benefits from strong consumer loyalty as well as the emotional connection formed between our consumers and our brand. In turn, we believe that our consumers are strong advocates for our brand and have displayed a desire and willingness to convert others to our brand. Strong consumer loyalty has resulted in the development of a community of consumers who share a passion for our products and our brand. This community has expressed itself through attendance at events we sponsor, as well as events initiated by individual consumers. In addition, these loyal consumers have established multiple online community independent of the Company's efforts. This loyal community of users provides invaluable feedback that we often incorporate into our product development.

As consumers continue to blend their off-line and on-line activities, from "showrooming" and retail apps to sofa shopping and click-and-collect, the lines between internet retailing, e-commerce and physical retailing are increasingly blurred. Big retailers are taking an "omni-channel" approach by merging their offline, on-line and mobile capabilities to create a seamless experience for shoppers. To elaborate, consumer behavior driving internet sales surge. E-commerce and m-commerce have changed the way that consumers', even those who still visit physical stores, approach on shopping. The main drivers of e-commerce include: the search for value and convenience; increased access to, and usage of, the internet; faster download speeds; improved delivery and online payment methods; and the shift towards mobile devices such as smartphones and tablets. Hence, we will be co-operating with our partners to allow our consumer to purchase our products by just a click at their mobile devices apps.

We use third-party contract manufacturers and suppliers to obtain substantially all raw materials, components and packaging products and to manufacture finished some of products relating to our Umatrin and AKERO SECRET brands products. We utilize approximately 20 different product and packaging suppliers from which we source and contract manufacture our products. Suppliers purchase all necessary raw materials, including the natural ingredients used to manufacture our products.

With respect to our other third-party manufacturers, we make purchases through purchase orders. We believe that we have good relationships with our manufacturers and that there are alternative sources in the event that one or more of these manufacturers is not available. We continually review our manufacturing needs against the capacity of our contract manufacturers to ensure that we are able to meet our production goals, reduce costs, and operate more efficiently.

Research and Development

We invested approximately $19,500 for a third party manufacturer to develop AKERO SECRET.

Employees

Umatrin's core team has served with numerous companies like E-commerce, financial sector companies and variety of internet services. The team has over five years' experiences in operating and managing E-commerce sites, brand marketing, product development and financial security. The team also has over ten years' experiences in internet performance and security and was involved in world-class networking enterprises. We currently have 34 full-time employees.

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Description of Properties

We own the following building:

Location	Area (square meters)	Certificate No.	Encumbrance
No. 32, Jalan Radin Bagus 3, Bandar Baru Seri Petaling, 57000 Kuala Lumpur	178.4	Parcel of land held under PM8479	Leasehold property with its lease term expiring on May 4, 2110.

We lease the following building from SKH Media Sdn. Bhd. (the "Lessor"). Set forth in the following table is the information of such lease:

Location	Registered Owner of Land	Area (square meters)	Term and Expiration	Rent	Certificate No.	Encumbrance
No.22-01, Binjai 8, Premium SOHO, No.2, Lorong Binjai 50450 Kuala Lumpur	SKH Media Sdn. Bhd.	131	2 years from October 1, 2014	MYR10,000.00	-	-

16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

U Matrin Worldwide SDN BHD, formerly known as OLC Worldwide SDN. BHD. was incorporated in Malaysia on July 22, 1993 ("Umatrin").

Since its incorporation until September 2014, Umatrin remained dormant. On April 26, 2013, Umatrin was awarded with a direct selling license number AJL932015 by the Ministry of Domestic Trade and Consumer Affairs Malaysia. However, since April 26, 2013 and until September 2014, Umatrin maintained no operation.

On July 3, 2014 and August 12, 2014, Umatrin appointed both Dato' Liew Kok Hong ("Dato' Liew") and Dato' Sri as its directors. Together, Dato' Liew and Dato' Sri with Dato' Ho Phooi Keow ("Dato' Ho"), the co-founder of Umatrin, decided to start the business and expand it throughout the Asia as a leading Online to Offline (O2O) company that provides technology, products and services to enable consumers, merchants, and other participants to conduct E-commerce on its I-Cloud ecosystem.

Dato' Liew was awarded by the Royal of Pahang, Malaysia, as the "Darjah Kebesaran Mahkota Pahang Yang Amat Mulia Peringkat Kedua Darjah Indera Mahkota Pahang" with the title "Dato". He has more than 20 years' experience in strategic management and business leadership in E-commerce industries. Dato' Liew executes end-to-end strategies to advance Umatrin's position in high-growth markets, pursue new customers, capitalize on strategic alliances and strengthen brand recognition. He also leads and ensures that Umatrin delivers its full capabilities to its regional and local markets. Dato' Liew is a veteran sales leader with nearly 20 years' experience in regional and global sales industry. He delivers consulting services, system integration and next-generation technology solutions. Dato' Liew had served in various senior executive sales roles and is recognized for his successfully transforming and improving sales of performance, by establishing disciplined, sustainable sales processes which drives revenue growth.

Dato' Ho has more than 20 years' experience in real estate and property development and E-commerce industries. With his profound knowledge of the real estate and property development market, his sharp observation and quick command of business opportunities, and his ability of planning and negotiation, Dato' Ho is regarded as one of the best real estate and property development experts in Malaysia.

On March 23, 2015, due to Dato' Ho's age, he decided to resign as the director of Umatrin and pass the future of Umatrin to both Dato' Sri and Dato' Liew. In any event, he maintains his shares in the company.

CRITICAL ACCOUNTING POLICIES

We prepare our financial statements in conformity with the generally accepted accounting principles in the United States (GAAP), which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experiences, current trends and other factors that management believes to be important at the time the condensed financial statements are prepared. Due to the need to make estimates about effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions. On a regular basis, we review our critical accounting policies and how they are applied in the preparation of our financial statements.

While we believe that the historical experiences, current trends and other factors considered support the preparation of our condensed financial statements in conformity with GAAP, the actual results could differ from our estimates and such difference could be material.

17

RESULTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014.

	For the three	For the three	For the nine	For the nine
	Months ended	Months ended	Months ended	Months ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Revenue	657,543	62,127	2,560,546	62,127
Cost of sales	(285,710)	(41,271)	(524,393)	(41,271)
Gross profit	371,833	20,856	2,036,153	20,856
Selling and distribution cost	(180,889)	(198,379)	(698,628)	(198,379)
General and administrative cost	(497,078)	(11,556)	(1,957,260)	(11,737)
Other income (expenses)	-	5	-	5
Taxation
Net loss after taxation	(306,134)	(189,074)	(619,735)	(189,255)

Sales

Our sales for the three months ended September 30, 2015 were $657,543 which had a significant increase of $595,416 or approximately 958.3% as compared to the three months ended September 30, 2014 which were recorded at $62,127. This was due to the fact that the Company just started its operation in early September 2014.

Our sales for the nine months ended September 30, 2015 were $2,560,546, which had a significant increase of $2,498,419 or approximately 4021.5% as compared to the nine months ended September 30, 2014 which were recorded at $62,127.

Cost of sales

Our cost of sales for the three months ended September 30, 2015 was $285,710 which had a significant increase of $244,439 or approximately 592.3% as compared to the three months ended September 30, 2014 which was recorded at $41,271. The increase was due to the fact that the Company just started its operation in early September 2014.

Our cost of sales for the nine months ended September 30, 2015 was $524,393 which had a significant increase compared to the nine months ended September 30, 2014 which was recorded at $41,271. The significant increase in the cost of sales was due to purchase of new product mix and the increasing purchase volume to meet the increasing sales demand.

18

Gross profit and gross margin

Gross profit had increased $350,977 or approximately 1,682.9% from $20,856 to $371,833 for the three months ended September 30, 2015 and 2014. The gross profit margin for the three months ended September 30, 2015 and 2014 were 56.5% and 33.6%, respectively. The increase in gross profit margin is due to new products sold with higher profit margin such as Nano Skin Care Serum Series and Dr. Appers Stem Cell.

Gross profit had increased $2,015,297 or approximately 9,662.9% from $20,856 to $2,036,153 for the nine months ended September 30, 2015 and 2014. The gross profit margin for the nine months ended September 30, 2015 and 2014 were 56.5% and 33.6%, respectively. The increase in gross profit margin is due to the selling of new products and the using of price mix to reflect the changes in Malaysia local market.

Selling, general and administrative costs

Our selling, general and administrative cost for the three months ended September 30, 2015 were $677,967 which had a significant increase of $468,032 or approximately 222.9% as compared to the three months ended September 30, 2014 which were recorded at $209,935. The increase was due to the fact that the Company just stated its operation in early September 2014. As such, the Company had less operational cost for the three months ended September 30, 2014 as compared to September 30, 2015. The major selling, general and administrative costs includes sales commission and staff costs.

Our selling, general and administrative cost for the nine months ended September 30, 2015 were $2,655,888 which had a significant increase of $2,445,772 or approximately 1,164% as compared to the nine months ended September 30, 2014 which were recorded at $210,116. This was due to increase in fixed cost such as rental of properties and increase in staff costs as the Company hires additional workforce for its business expansion purposes.

Income taxes

The Company did not have any income tax expenses as the Company has incurred net operating losses for the three and nine months ended September 30, 2015 and 2014.

Net loss

Our net loss for the three months ended September 30, 2015 were $306,134 which had increased compared to the three months ended September 30, 2014 which were recorded at $189,074.

Our net loss for the nine months ended September 30, 2015 were $619,735 which had also increased compared to the nine months ended September 30, 2014 which were recorded at $189,255.

Both the increase in losses were due to the increasing cost of operations such as salaries and wages while battling a declining sale in the slowing down market condition in Malaysia as the country is facing political disturbance and significant decline in local currency.

19

RESULT OF OPERATION FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013.

	For the Years Ended
	December 31,	December 31,
	2014	2013
Sales	$2,888,483	$-
Cost of sales	(707,091)	-
Gross profit	2,181,392	-
Selling, general & administrative expenses	(1,771,394)	(5,417)
Other income	5	-
Provision of income taxes	(150,440)	-
Net income (loss)	$259,563	$(5,417)

Sales

For the period ended December 31, 2014, the Company was able to generate $2,888,483 in selling beauty and health products through the improving market condition in the local market in Malaysia as these products were being highly sought after. The Company began commencing its operation in September 2014, thus there was no revenue generation for the period ended December 31, 2013.

Gross profit and gross margin

The Company was able to generate a gross profit margin of 75% as these luxury products do tend to have higher margin at a range of 60% to 80%.

Selling, general and administrative costs

Major operating costs include salaries and wages, sales commission and advertising and promotional costs for the year ended December 31, 2014. The major administrative expenses incurred by the Company for the period ended December 31, 2013 includes mandatory costs such as audit and secretarial fees.

Net income

At the end of the financial period December 31, 2014, the Company was able to generate $259,563 net income. This surplus of fund will be used for the coming expansion of the Company.

20

LIABILITY AND CAPITAL RESOURCES

The Company had cash and cash equivalent of $213,467, $2,140,653 and $4,774 as of September 30, 2015, December 31, 2014 and December 31, 2013, respectively.

Our company's operations have been funded through an equity financing and a series of debt transactions, primarily with shareholders, directors, and officers of our company and affiliated entities. These related party debt transactions such as sales purchases of inventory and advances have operated as informal lines of credit since the inception of our company, and related parties have extended credit as needed which our company has repaid at its convenience. We anticipate that we will incur operating losses in the foreseeable future and we believe we will need additional cash to support our daily operations while we are attempting to execute our business plan and produce revenues. If our related parties are unable or unwilling to provide additional capital, we would likely require financing from third parties. There can be no assurance that any additional financing will be available to us, on terms we believe to be favorable or at all. The inability to obtain additional capital would have a material adverse effect on our operations and financial condition and could force us to curtail or discontinue operations entirely and/or file for protection under bankruptcy laws.

On February 16, 2015, the Company increased its authorized common stock from 500,000 to 5,000,000 shares at MYR1 (approximately $0.3056) par value while allotting additional 1,000,000 shares at MYR1 (approximately $0.3056) par value to use for the funding for its business expansion plan.

Operating Activities

During the nine months ended September 30, 2015 and 2014, we used $3,557,137 and $204,287 in operating activities, respectively. The increase in net cash used in operating activities resulted from increase in other receivables and prepayments, decrease in taxes payable and other payables and accrued expenses.

During the years ended December 31, 2014 and 2013, we received $2,457,934 and used $5,417 in operating activities, respectively. The movement in net cash in operating activities resulted from the increase in taxes payable and other payables and accrued expenses, decrease in receivables and prepayments and related parties' balances.

Investing Activities

During the nine months ended September 30, 2015, we used $304,125 and there is no investing activity for the nine months ended September 30, 2014. The net cash used in investing activity resulted from fixed assets purchased as the Company expanded its operation.

During the years ended December 31, 2014, we used $333,888 and there is no investing activity for the year ended December 31, 2013. The net cash used in investing activity resulted from fixed assets purchased as the Company expanded its operation.

Financing Activities

During the nine months ended September 30, 2015, we received proceeds from capital contribution of $305,591, drawdown of a term loan of $605,615 and advances from related parties of $880,762, and as a result, we had net cash provided by financing activities of $1,791,968. During the nine months ended September 30, 2014, there is no financing activity.

During the year ended December 31, 2014, we received advances from related parties of $163,551, and as a result, we had net cash provided by financing activity of $163,551. During the year ended December 31, 2013, there is no financing activity.

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Loan Commitment

On December 23, 2014, MYR2,300,000 (approximately $657,507) term loan was granted to the Company for the purchase of four Story Shop Offices located at No.32, 32-1, 32-2, 32-3, Jalan Radin Bagus 3, Bandar Baru Seri Petaling, 57000, Kuala Lumpur with a repayment period of 240 months. This term loan was secured by (i) title deed for the said property, and (ii) way of guarantee by directors of the Company. This term loan is subject to an interest charges at 2.10% per annum below the Bank's Base Lending Rate ("BLR") with daily rests. The BLR is currently at 6.85% for both September 30, 2015 and December 31, 2014.

On July 27, 2015, the drawdown of MYR2,300,000 (approximately $609,554) was made and repayment effectively starts on September 1, 2015 with a fixed instalment of MYR14,863.14 (approximately $3,939) for 240 instalments.

Other than the above funding, the Company do not have any other external source of funding.

We have no known demands or commitments and we are not aware of any events or uncertainties as of September 30, 2015 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

We had no material commitments for capital expenditure for the nine months ended September 30, 2015 and 2014 except mentioned above.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements financing, or other relationships with unconsolidated entities or other persons, also known as "special purpose entities".

22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 6, 2016, immediately after the Share Exchange, with respect to the beneficial ownership of our Common Stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled "Executive Compensation" below and (iv) all executive officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class(1)

Umatrin Group Ltd.(4)	44,304,100	(2)	28.0%
Dato' Liew Kok Hong	50,000,000		31.6%
Dato' Sri Warren Eu Hin Chai	74,184,100	(3)	46.9%
Dato'Osmantus Ang Kui Hwa	6,200,000		3.9%
Teoh Bi Shan	6,200,000		3.9%
Teng Ling Ching	6,200,000		3.9%
All officers and directors	142,784,100		90.2%

_________________

(1)

When calculating the percentage of shares for all the persons listed except for the calculation of the percentage of shares for all directors and officers as a group, the denominator is the number of shares of the Company's Common Stock outstanding immediately after the Share Exchange, namely, 158,319,100 shares of Common Stock.

(2)

Dato' Sri Warren Eu Hin Chai, our Vice President and director is the sole stockholder of Umatrin Group Ltd. Through his position as the sole stockholder in Umatrin Group Ltd, Dato' Sri has the power to dispose of or direct the disposition of the shares of common stock in Umatrin Group Ltd. As a result, Dato' Sri may, under the rules of the Securities and Exchange Commission, be deemed to be the beneficial owner of the shares of common stock.

(3)

Includes (i) 29,880,000 shares owned directly by Dato' Sri, and (ii) 44,304,100 shares owned by Umatrin Group Ltd. As reflected in footnote 2, Dato' Sri may be deemed to be the beneficial owner of these shares.

(4)	Principal offices located at 24 Lesperance Complex Providence Industrial Estate, Maha T2 0000.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the Share Exchange, we have appointed the following executive officers and directors for the Company. Each of our current executive officers and each of our directors is a resident in Malaysia. As a result, it may be difficult for investors to affect service of process within the United States upon them or to enforce court judgments obtained against them in the United States courts.

Name	Age	Title
Dato' Liew Kok Hong	41	President, CEO, CFO, Director
Dato' Sri Warren Eu Hin Chai	37	Vice President, Director
Dato' Osmanthus Ang Kui Hwa	58	Director
Teoh Bi Shan	30	Director
Teng Ling Ching	36	Director

All of our directors hold offices until the next annual meeting of the shareholders of the Company, and until their successors have been qualified after being elected or appointed. Officers serve at the discretion of the board of directors.

The following sets forth biographical information regarding the above Officers and Directors.

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Dato' Liew Kok Hong, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Director.

Dato' Liew was awarded by the Royal of Pahang, Malaysia, as the "Darjah Kebesaran Mahkota Pahang Yang Amat Mulia Peringkat Kedua Darjah Indera Mahkota Pahang" with the title "Dato". He has more than 20 years' experience in strategic management and business leadership in E-commerce industries. Dato' Liew executes end-to-end strategies to advance Umatrin's position in high-growth markets, expand major market and pursue new customers, capitalize on strategic alliances and strengthen brand recognition. He also leads Umatrin's regional marketing teams, ensuring that Umatrin delivers its full capabilities to its regional and local markets. Dato' Liew is a veteran sales leader in JS Health and Beauty with nearly 20 years' experience in regional and global sales industry. He delivers consulting services, system integration and next-generation technology solutions. Dato' Liew has served in various senior executive sales roles and is recognized for his successful transforming and improving of sales performance by establishing disciplined, sustainable sales processes and driving revenue growth.

Dato' Sri Warren Eu Hin Chai, Vice President and Director.

On March 31, 2015, Dato' Sri Warren Eu Hin Chai was appointed President and Chief Executive Officer of UHML. Dato' Sri's reputation as a business leader in Malaysia and in other regions of Asia is well known. He is the founder of numerous successful companies offering goods and services in Malaysia and surrounding countries and one of them is SKH Media. He was awarded Sri Sultan Ahmad Shah Pahang (S.S.A.P.) from the Sultan of Pahang that carries the title "Dato' Sri" in year 2014. Prior to that, he was awarded Darjah Indera Mahkota Pahang (D.I.M.P.) from the Sultan of Pahang in year 2013 that carries the title Dato'. Dato' Sri holds a Doctorate of Philosophy (Ph.D.) in Finance from the Golden State University in the United States of America (USA), and is a successful business tutor and entrepreneur.

Dato' Osmanthus Ang Kui Hwa, Director

Dato' Osmanthus Ang, a graduate who holds a Doctorate of Philosophy in Business from University of Wisconsin, United States of America. She has started her own business since 1985 offering beauty and design services. She was the Founder and Chairman of Jashen Interior Design and had led the business to growth steadily and successfully. Dato' Osmanthus Ang is not only a successful entrepreneur, she has been actively involved in social causes. She is the Founder and President of United Commerce of Women, a non-governmental organization established to provide support to women especially single mother, to enhance their self-image, build their self-confidence and networks, to assist them to set up their own businesses or to form business partnerships. Her success in business and her contribution to society has been recognized and she was awarded with numerous awards, and one of them is "Darjah Kebesaran Mahkota Pahang Yang Amat Mulia Peringkat Kedua Darjah Indera Mahkota Pahang" with the title "Dato".

Teoh Bi Shan, Director

Ms. Teoh joined Umatrin since April 2015 and has served as our legal advisor. She had successfully resolved the company legal dispute and had reorganized the management of the company towards ISO standards. She is a law graduate from University of Northumbria, United Kingdom. After she obtained her Certificate in Legal Practice (CLP), she joined Jeff Leong Poon & Wong and has advised public listed companies in fund raising and other corporate exercises on Bursa Malaysia including initial public offerings, trust deed, warrant, rights issues, bond issues, share split and restructuring. Thereafter, she shifted from a corporate lawyer to a litigator and joined Vin & Isaac Lee. She has several years of complex litigation experience in directorship dispute, partnership dissolution, business contract dispute and intellectual property dispute.

24

Teng Ling Ching, Director

Mr. Teng was an accomplished systems administrator with more than 14 years of experience managing server infrastructures and data-center operations across multiple platforms such as Unix, Linux, Windows. He had effectively plan, install, configure and optimize the IT infrastructure to consistently achieve high ability and performance. He had proven his ability to create and deliver solutions for fast business growth, organizational development and systems/network optimization. Throughout his history of employment with MVM Home Entertainment and MNC Group Indonesia, he is well known as skilled troubleshooter and a great team leader in a range of IT environments.

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. Currently no director qualifies as an "audit committee financial expert" as defined in Item Item 407(d)(5)(ii) of Regulation S-K and is "independent" as the term is used in Section 803-A-(1) of the Company Guide of NYSE Amex Company Guide.

Audit Committee

We have not yet appointed an audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to our former executive officers, for the years ended December 31, 2014 and 2013. Our former executive officers did not receive any compensation (other than Company stock) for services rendered to us, have not received such compensation in the past, and are not accruing any compensation pursuant to any agreement with us.

25

No former executive officer received compensation in excess of $100,000 for any of those two years.

Compensation Table

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total Compen- sation ($)
Michael A. Zahorik	2014 2013	$ $	- -	- -	- -	- -	- -	- -	- -	- -

The following is a summary of the compensation we paid to our current executive officer, for the years ended December 31, 2014 and 2013. No current executive officer received compensation in excess of $100,000 for any of those two years.

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total Compen- sation ($)
Dato' Sri Warren Eu Hin Chai	2014 2013	$ $	- -	- -	- -	- -	- -	- -	- -	- -

Compensation Discussion and Analysis

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

Compensation of Directors

Our former director, Michael A. Zahorik, did not receive any compensation (other than Company stock) for services rendered to us, have not received such compensation in the past, and are not accruing any compensation pursuant to any agreement with us.

26

The following is a summary of the compensation we paid to our former Director, Michael A. Zahorik, for the years ended December 31, 2014 and 2013.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael A. Zahorik (1)	2014 2013	- -	- -	- -	- -	- -	- -	- -	- -

(1)	Michael A. Zahorik was appointed Director of the Company on March 31, 2015. He resigned effectively August 22, 2015.

The following is a summary of the compensation we paid to the Directors of Umatrin, for the years ended December 31, 2014 and 2013.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dato' Liew Kok Hong (1)	2014 2013	45,000 -	- -	- -	- -	- -	- -	- -	45,000 -

Dato' Sri Warren Eu Hin Chai (2)	2014 2013	45,000 -	- -	- -	- -	- -	- -	- -	45,000 -

Dato' Ho Phooi Keow (3)	2014 2013	- -	- -	- -	- -	- -	- -	- -	- -

(1)	Dato' Liew Kok Hong was appointed Director of the Company on July 3, 2014.
(2)	Dato' Sri Warren Eu Hin Chai was appointed Director of the Company on August 12, 2014.
(3)	Dato' Ho Phooi Keow was appointed Director of the Company on August 12, 2014. He resigned effectively on March 23, 2015.

As of the date of this report, we have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors.

27

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Due from related parties consists of the following:

	September 30,	December 31,
	2015	2014	Purpose
Dato Ho Phooi Keow	$-	$99,115	Advance
Global Bizrewards Sdn. Bhd.	32,776	28,587	Advance
Fine Portal Sdn Bhd	-	85,762	Advance
Multimedia Biz Solution Sdn. Bhd.	-	85,762	Advance
SKH Media Sdn. Bhd.	-	54,316	Advance
Creative Iconic Sdn. Bhd.	53,271	-	Advance
Sportlight Business Training Academy Sdn. Bhd.	17,985	-	Advance
Romance City Trading	3,813	-	Advance
Total Due from	107,845	353,542

Due to related parties consists of the following:

	September 30,	December 31,
	2015	2014	Purpose
Dato Sri Warren Eu Hin Chai	$502,446	$1,014,493	Advance
SKH Media Sdn. Bhd.	86,519	554,254	Advance
JS Health & Beauty Sdn. Bhd.	295,255	180,567	Inventory Purchase
Total Due to	884,220	1,749,314

The related parties' relationship to the Company are as follows:

Name	Relationship
Dato Ho Phooi Keow	Director, Majority Shareholder and Officer of the Company
Global Bizrewards Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Fine Portal Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Multimedia Biz Solution Sdn. Bhd.	Related by common director, Dato' Liew Kok Hong
SKH Media Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Dato Sri Warren Eu Hin Chai	Director and Shareholder of the Company
JS Health & Beauty Sdn. Bhd.	A Company owned by director Dato Liew Kok Hong

The amounts due from or due to related parties' were unsecured, non-interest bearing, and due on demand.

The Company purchased its inventory from supplier JS Health & Beauty Sdn. Bhd. The amounts of inventory purchased were $616,649 and $56,402 for the nine months ended September 30, 2015 and 2014, respectively.

The Company leased an office space from SKH Media Sdn. Bhd. The rent expenses were $23,852 and $nil for the nine months ended September 30, 2015 and 2014, respectively.

28

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

Our common stock was approved to trade on the OTC Bulletin Board system under the symbol "GOOO" on October 28, 2008. Effective April 1, 2015, the Company has received the new symbol of "UMHL". However, to date our Company's Common Stock is not actively traded on a daily basis.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

There are over 29 shareholders of record of our Common Stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Equity Compensation Plan Information

The following table sets forth certain information as of September 30, 2015, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	8,000,000	$0.10	8,000,000
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders

Total	8,000,000	$0.10	8,000,000

29

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

The Company's certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company has been advised that in the opinion of the Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the Company's payment of expenses incurred or paid by the Company's director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company may enter into indemnification agreements with each of its directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The Company has not entered into any indemnification agreements with its directors or officers, but may choose to do so in the future. Such indemnification agreements may require the Company, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors' and officers' insurance.

At present, there is no pending litigation or proceeding involving any of the Company's directors, officers or employees in which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

30

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 – "Financial Statements and Exhibits" of this report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the "SEC"), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02 Unregistered Sales of Equity Securities.

Please refer to Item 1.01 - "Entry into a Material Definitive Agreement" for a description of the unregistered sales of equity securities pursuant to the Exchange Agreement, which is incorporated in its entirety into this Item 3.02. The issuance of the shares are in reliance upon the exemption under Regulation S of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Share Exchange (see Item 1.01 – "Entry into a Material Definitive Agreement of this report): (i) Dato' Liew Kok Hong was appointed as the Company's President, Chief Executive Officer, Chief Finance Officer and Director; (ii) Dato' Sri Warren Eu Hin Chai was appointed as the Company's Vice President and Director; (iii) Dato' Osmantus Ang Kui Hwa, Teoh Bi Shan and Teng Ling Ching were appointed Directors.

Please refer to Item 2.01 – "Completion of Acquisition or Disposition of Assets" above, which description is in its entirety incorporated by reference to this Item 5.02 of this report.

31

Item. 5.06 Change in Shell Company Status

As a result of our acquisition of 80% of the outstanding common stock of Umatrin as described in Item 2.01 of this report, which description is incorporated by reference in this Item 5.06 of this report, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a)	The financial statements of U MATRIN WORLDWIDE SDN BHD.

(b)	Pro forma financial information concerning the acquisition of the business operations of U MATRIN WORLDWIDE SDN BHD.

(c)	The following exhibits are filed with this report:

3.1	Certificate of Incorporation of the Company (1)

3.2	Bylaws (2)

3.3	Certificate of Amendment to the Articles of Incorporation of the Company, dated June 3, 2008 (3)

3.4*	Certificate of Amendment to the Articles of Incorporation of the Company, dated March 16, 2015

3.5*	Certificate of Amendment to the Articles of Incorporation of the Company, dated March 28, 2015

10.1*	Share Exchange Agreement, dated January 6, 2016, by and among Dato' Sri Warren Eu Hin Chai, Dato' Liew Kok Hong, the Company, and U MATRIN WORLDWIDE SDN BHD.

10.2*	Term Loan Agreement, dated December 23, 2014, by and between RHB Bank Berhad and U MATRIN WORLDWIDE SDN BHD.

10.3*	Sale and Purchase Agreement, dated November 12, 2014, by and between Mega Panorama Sdn Bhd. and U MATRIN WORLDWIDE SDN BHD.

21.1*	List of Subsidiaries.

________________

(1)	Filed as exhibit 3.1 to the Company's Registration Statement on Form 10SB, as filed with the Securities and Exchange Commission on March 8, 2005, and incorporated herein by this reference.

(2)	Filed as exhibit 3.2 to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 29, 2008, and incorporated herein by this reference.

(3)	Filed as exhibit 3.1 to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 29, 2008, and incorporated herein by this reference.

*	Exhibits filed herewith.

32

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMATRIN HOLDING LIMITED

Date: January 6, 2016	By:	/s/ Dato Sri Warren Eu Hin Chai
Dato Sri Warren Eu Hin Chai
President and Chief Executive Officer

33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of U Matrin Worldwide Sdn. Bhd.

We have audited the accompanying balance sheets of U Matrin Worldwide Sdn. Bhd. as of December 31, 2014 and 2013, and the related statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2014. U Matrin Worldwide Sdn. Bhd.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U Matrin Worldwide Sdn. Bhd. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Jimmy P. Lee, CPA PC

Astoria, NY

January 6, 2016

34

U MATRIN WORLDWIDE SDN. BHD.

BALANCE SHEETS

	December 31,	December 31,
	2014	2013
Assets
Current Assets
Cash and cash equivalents	$2,140,653	$4,774
Trade receivables, net	87,357	-
Inventory	-	-
Deferred tax assets	12,265	-
Due from related parties	353,542	105,340
Other receivables, deposits and prepayments	192,735	-
Total Current Assets	2,786,552	110,114
Property and equipment, net	308,766	-
Total Assets	3,095,318	110,114

Liabilities
Current Liabilities
Due to related parties	1,749,313	-
Taxes payable	152,998	-
Other payables and accruals	847,309	769
Total Current Liabilities	2,749,620	769
Total Liabilities	2,749,620	769

Commitments & Contingencies	-	-

Equity
Shares capital; 500,000 shares issued	161,927	161,927
Accumulated earnings (deficits)	213,004	(46,559)
Accumulated other comprehensive income	(29,233)	(6,023)
Total Equity	345,698	109,345
Total Liabilities and Equity	$3,095,318	$110,114

See accompanying notes to financial statements

35

U MATRIN WORLDWIDE SDN. BHD.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Years Ended
	December 31,	December 31,
	2014	2013
Sales	$2,888,483	$-
Cost of sales	707,091	-
Gross margin	2,181,392	-

Operating expenses
Selling, general & administrative expenses	1,771,394	5,417
Total operating expenses	1,771,394	5,417

Income (Loss) from operations	409,998	(5,417)

Other income (expenses)
Other income	5	-
Total other income (expenses)	5	-

Net income (loss) before income taxes	410,003	(5,417)

Provision of income taxes	(150,440)	-

Net income (loss)	$259,563	$(5,417)

Foreign currency translation adjustment	(23,210)	(11,281)

Comprehensive income (loss)	$236,353	$(16,698)

Net loss per Common Share - Basic and Diluted	$0.52	$(0.01)

Weighted Average Number of Shares Outstanding - Basic and Diluted	500,000	500,000

See accompanying notes to financial statements

36

U MATRIN WORLDWIDE SDN. BHD.

STATEMENTS OF OWNERS' EQUITY

For the Years Ended December 31, 2014 and 2013

			Accumulated
			Other	Total
	Shares	Accumulated	Comprehensive	Owners'
	Capital	Earnings/(Deficits)	Income/(Loss)	Equity
Balance, December 31, 2012	$161,927	$(41,142)	$5,258	$126,043
Net (loss) for the period		(5,417)		(5,417)
Cumulative translation adjustment			(11,281)	(11,281)
Balance, December 31, 2013	161,927	(46,559)	(6,023)	109,345
Net income for the period		259,563		259,563
Cumulative translation adjustment			(23,210)	(23,210)
Balance, December 31, 2014	161,927	213,004	(29,233)	345,698

See accompanying notes to financial statements

37

U MATRIN WORLDWIDE SDN. BHD.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,	December 31,
	2014	2013
Cash flows from operating activities
Net income/(loss)	$259,563	$(5,417)
Adjustment to reconcile net loss from operations:
Depreciation expense	3,825	-
Changes in Operating Assets and Liabilities
Trade receivables	(93,382)	-
Deferred tax asset	(13,111)	-
Due from related parties	(267,852)	-
Other receivables and prepayments	(206,029)	-
Taxes payable	1,869,971	-
Other payables	904,949	-
Net cash used in operating activities	2,457,934	(5,417)

Cash flows from financing activities
Proceeds from/(Repayment) to related party, net	163,551	-
Net cash provided by financing activities	163,551	-

Cash flows from investing activities
Purchase of property and equipment	(333,888)	-
Net cash provided by investing activities	(333,888)	-

Effect of exchange rate changes	(151,718)	(768)

Net increase (decrease) in cash and cash equivalents	2,135,879	(6,185)
Cash and cash equivalents at beginning of period	4,774	10,959
Cash and cash equivalents at end of period	$2,140,653	$4,774

Supplemental disclosures of cash flow information
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to financial statements

38

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

1. ORGANIZATION

Umatrin Worldwide Sdn. Bhd. ("Umatrin") is a limited liability company incorporated and domiciled in Malaysia on July 22, 1993. It remained dormant until September 2014.

The principal activities of Umatrin is direct selling and trading on beauty and personal care products, and investment holding.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying audited financial statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP").

US GAAP basis involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

Umatrin's financial statements are expressed in U.S. dollars.

Fiscal year end

Umatrin upon its formation elected December 31 as its fiscal year end.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair value of financial instruments

Umatrin's balance sheet includes financial instruments, including cash, accounts payable, accrued expenses, amounts due to related party and convertible notes payable to a related party. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

39

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

Accounting Standards Codification ("ASC") 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2014. The respective carrying value of certain amounts on the balance sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Comprehensive Income (Loss)

Umatrin follows the provisions of the Financial Accounting Standards Board (the "FASB") ASC 220 "Reporting Comprehensive Income", and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. Umatrin's comprehensive income (loss) consist of net income (loss) and foreign currency translation adjustments.

Related parties

Umatrin adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Risks and Uncertainties

Umatrin's operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

Commitments and contingencies

Umatrin adopted ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

40

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses, if any.

Depreciation is calculated under the straight-line method to write off the cost of the assets over their estimated useful lives.

Computer and software	5 years
Furniture and fittings	10 years
Office equipment	10 years
Renovation and improvements	10 years

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising from de-recognition of asset is recognized in profit or loss.

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

Impairment of assets

The carrying amounts of assets on the balance sheet are reviewed for impairment when there is an indication that the assets might be impaired. Impairment is measured by comparing the carrying values of the assets with their recoverable amounts.

An impairment loss is charged to the statement of operation immediately unless the asset is carried at its revalued amount. Any impairment loss of a revalued asset is treated as a revaluation decrease to the extent of a previously recognized revaluation surplus for the same asset.

In respect of assets other than goodwill, and when there is a change in the estimates used to determine the recoverable amount, a subsequent increase in the recoverable amount of an asset is treated as a reversal of the previous impairment loss and is recognized to the extent of the carrying amount of the asset that would have been determined (net of amortization and depreciation) had no impairment loss been recognized. The reversal is recognized in the statement of operation immediately, unless the asset is carried at its revalued amount. A reversal of an impairment loss on a revalued asset is credited directly to the revaluation surplus. However, to the extent that an impairment loss on the same revalued asset was previously recognized as an expense in the statement of operation, a reversal of that impairment loss is recognized as income in the statement of operation.

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U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

Functional and presentation currency

The functional currency of Umatrin is the currency of the primary economic environment in which Umatrin operates which is Malaysia Ringgit ("MYR").

Transactions in currencies other than the entity's functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arise on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, Umatrin's assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder's equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder's equity section of the balance sheets.

Exchange rate used for the translation as follows:

	Period End	Average
US$ to MYR	Rate	Rate
December 31, 2014	3.49806	3.27235
December 31, 2013	3.29134	3.14976

Cash and cash equivalents

Umatrin considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Trade Receivables

Trade receivables are carried at anticipated realizable value. Bad debts are written off in the period in which they are identified. An estimate is made for doubtful debts based on a review of all outstanding amounts at the balance sheet date.

Bad debt expense were $nil and $nil for the years ended December 31, 2014 and 2013, respectively.

Inventories

Inventories, which are primarily comprised of finished goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out (FIFO) method. Umatrin evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis.

Revenue Recognition

Umatrin generally recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.

42

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

Advertising

Umatrin expenses advertising costs as incurred and includes it in selling expenses.

Income taxes and valuation allowance

Umatrin follows ASC 740, Income Taxes. Umatrin records deferred tax assets and liabilities for future income tax consequences that are attributable to differences between financial statement carrying amounts of assets and liabilities and their income tax bases. The measurement of deferred tax assets and liabilities is based on enacted tax rates that are expected to apply to taxable income in the year when settlement or recovery of those temporary differences is expected to occur. Umatrin recognizes the effect on deferred tax assets and liabilities of any change in income tax rates in the period that includes the enactment date. Umatrin record a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although Umatrin believes the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

Segment Information

Umatrin adopted ASC-280, Disclosures about Segments of an Enterprise and Related Information, which requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. Umatrin believes that it operates in one business segment (marketing and sales) and in one geographical segment Malaysia, as all of Umatrin's current operations are carried in Malaysia.

Recent Accounting Pronouncements

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under existing standards, the market amount requires consideration of replacement cost, net realizable value (NRV), and NRV less an approximately normal profit margin. The new ASU replaces market with NRV, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or NRV less an approximately normal profit margin when measuring inventory. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. Umatrin is currently assessing this ASU's impacts on Umatrin's consolidated results of operations and financial condition.

43

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

In February 2015, FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. Umatrin is currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard's stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle the ASU includes provisions within a five step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) an entity satisfies a performance obligation. The standard also specifies the accounting for some costs to obtain or fulfill a contract with a customer and requires expanded disclosures about revenue recognition. The standard provides for either full retrospective adoption or a modified retrospective adoption by which it is applied only to the most current period presented. This ASU is effective January 1, 2017. Umatrin is currently assessing this ASU's impact on Umatrin's consolidated results of operations and financial condition.

Umatrin believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

3. PROPERTY & EQUIPMENT

Property & equipment consist of the following:

	December 31,	December 31,
	2014	2013
Computer and software	$15,421	$-
Furniture and fittings	12,751	-
Office equipment	45,718	-
Renovations and improvements	238,454	-
Total	312,344	-
Less: accumulated depreciation	(3,578)	-
Net	$308,766	$-

The depreciation expense charged to general and administrative expenses were $3,825 and $nil for the years ended December 31, 2014 and 2013, respectively.

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U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

4. RELATED PARTIES TRANSACTIONS

Due from related parties consists of the following:

	December 31,	December 31,
	2014	2013	Purpose
Dato Ho Phooi Keow	$99,115	$105,340	Advance
Global Bizrewards Sdn. Bhd.	28,587	-	Advance
Fine Portal Sdn. Bhd.	85,762	-	Advance
Multimedia Biz Solution Sdn. Bhd.	85,762	-	Advance
SKH Media Sdn. Bhd.	54,316	-	Advance
Total Due from	353,542	105,340

Due to related parties consists of the following:

	December 31,	December 31,
	2014	2013	Purpose
Dato Sri Warren Eu Hin Chai	$1,014,493	$-	Advance
SKH Media Sdn. Bhd.	554,254	-	Advance
JS Health & Beauty Sdn. Bhd.	180,567	-	Inventory Purchase
Total Due to	1,749,314	-

The related parties' relationship to Umatrin as follows:

Name	Relationship
Dato Ho Phooi Keow	Director, Majority Shareholder and Officer of Umatrin
Global Bizrewards Sdn. Bhd.	Related by common director, Dato' Sri Warren Eu Hin Chai
Fine Portal Sdn. Bhd.	Related by common director, Dato' Sri Warren Eu Hin Chai
Multimedia Biz Solution Sdn. Bhd.	Related by common director, Dato' Liew Kok Hong
SKH Media Sdn. Bhd.	Related by common director, Dato' Sri Warren Eu Hin Chai
Dato Sri Warren Eu Hin Chai	Director & Shareholder of Umatrin
JS Health & Beauty Sdn. Bhd.	A Company owned by a director of Umatrin

The related parties' amounts were unsecured, non-interest bearing, and due on demand.

Umatrin purchased its inventory from its supplier JS Health & Beauty Sdn. Bhd. The amounts of inventory purchased were $707,091 and $nil for the years ended December 31, 2014 and 2013, respectively.

Umatrin leased an office space from SKH Media Sdn. Bhd. The amounts of rent expense were $9,168 and $nil for the years ended December 31, 2014 and 2013, respectively.

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U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

5. STOCKHOLDERS' EQUITY

Umatrin is authorized to issue 500,000 shares of common stock at MYR1 per share with 500,000 shares issued and paid up for MYR500,000 ($161,927).

6. PROVISION FOR INCOME TAXES

A reconciliation of income taxes applicable to the profit/(loss) before income taxes at the statutory tax rate and income tax expense at the effective tax rate of Umatrin is as follows:

	For the Years Ended
	December 31,	December 31,
	2014	2013
Net income (loss) before income taxes	410,002	(5,417)

Tax at the statutory tax rate at 15%	61,500	(812)
Tax effects of:	-	-
Non-deductible expenses	47,940	1,083
Allowance Valuation	41,000	(271)
Income tax expense	150,440	-

Deferred tax assets consisted of the following:

	December 31,	December 31,
Deferred tax assets:	2014	2013
Net operating losses	-	-
Timing differences in expenses deductions	12,265	-
Allowance Valuation	-	-
Total	12,265	-

46

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

7. COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

Capital Commitments

Umatrin purchased property with capital commitments as follows:

Periods	Amounts
For year ended December 31, 2015	$1,183,513
For year ended December 31, 2016	-
For year ended December 31, 2017	-
For year ended December 31, 2018	-
Thereafter	-
Total	$1,183,513

Operating Lease Commitments

Umatrin entered into a property lease agreement for office space which started on December 1, 2014 and expired on Oct 31, 2015 for monthly payment of MYR10,000 (approximately $3,055). The lease was not renewed and Umatrin continues to rent the property on a month to month basis.

Umatrin entered into a property lease agreement for office space which started on September 5, 2014 and expired on September 4, 2015 for monthly payment of MYR4,500 (approximately $1,375). The lease was not renewed and Umatrin continues to rent the property on a month to month basis.

The total future minimum lease payments under the leases are payable as follows:

Periods	Amounts
For year ended December 31, 2015	$33,373
For year ended December 31, 2016	-
For year ended December 31, 2017	-
For year ended December 31, 2018	-
Thereafter	-
Total	$33,373

The rent expenses were $14,668 and $Nil for the years ended December 31, 2014 and 2013, respectively.

47

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

Concentration and Credit risk

Cash deposits with banks are held in financial institutions in Malaysia, which are federally insured deposit protection up to MYR250,000 (approximately $56,098). Accordingly, Umatrin has a concentration of credit risk related to the uninsured part of bank deposits. Umatrin has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

Umatrin depends on few suppliers for its products. Accordingly, Umatrin has a concentration risk related to these suppliers. Failure to maintain existing relationships with the suppliers or to establish new relationships in the future could negatively affect Umatrin's ability to obtain products sold to customers in a timely manner. If Umatrin is unable to obtain ample supply of products from existing suppliers or alternative sources of supply, Umatrin may be unable to satisfy the orders from its customers, which could materially and adversely affect revenues.

8. SUBSEQUENT EVENTS

On February 16, 2015, Umatrin increased its issuable common stock from 500,000 to 5,000,000 by an allotment of 4,500,000 common stock of MYR1 per share.

On February 16, 2015, Umatrin increased its issued and paid-up common stock from 500,000 to 1,500,000 by an allotment of 1,000,000 common stock of MYR1 per share for cash for working capital purposes. The newly issued shares rank pari-passu in all respect with the existing common stock.

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U MATRIN WORLDWIDE SDN. BHD.
BALANCE SHEETS

	September 30,	December 31,
	2015	2014
Assets
Current Assets
Cash and cash equivalents	$213,467	$2,140,653
Trade receivables, net	-	87,357
Inventory	78,113	-
Deferred tax assets	9,627	12,265
Taxes Recoverable	26,272	-
Due from related parties	107,846	353,542
Other receivables, deposits and prepayments	1,097,044	192,735
Total Current Assets	1,532,369	2,786,552
Property and equipment, net	395,420	308,766
Total Assets	1,927,789	3,095,318

Liabilities
Current Liabilities
Due to related parties	884,220	1,749,313
Taxes payable	-	152,998
Other payables and accruals	559,775	847,309
Term loan payable-current portion	40,023	-
Total Current Liabilities	1,484,018	2,749,620
Term loan payable-L/T	472,751	-
Total Liabilities	1,956,769	2,749,620

Commitments & Contingencies	-	-

Stockholders' Equity
Shares capital; 5,000,000 shares issued	467,518	161,927
Accumulated earnings (deficits)	(406,731)	213,004
Statutory reserves	-	-
Accumulated other comprehensive income	(89,767)	(29,233)
Total Stockholders Deficit	(28,980)	345,698
Total Liabilities and Stockholders Equity	$1,927,789	$3,095,318

See accompanying notes to financial statements

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U MATRIN WORLDWIDE SDN. BHD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Sales	$657,543	$62,127	$2,560,546	$62,127
Cost of sales	285,710	41,271	524,393	41,271
Gross margin	371,833	20,856	2,036,153	20,856

Operating expenses
Selling, general & administrative expenses	677,967	209,935	2,655,888	210,116
Total operating expenses	677,967	209,935	2,655,888	210,116

Income (Loss) from operations	(306,134)	(189,079)	(619,735)	(189,260)

Other income (expenses)
Other income	-	5	-	5
Total other income (expenses)	-	5	-	5

Net income (loss) before income taxes	(306,134)	(189,074)	(619,735)	(189,255)

Provision of income taxes	-	-	-	-

Net income (loss)	$(306,134)	$(189,074)	$(619,735)	$(189,255)

Foreign currency translation adjustment	(60,534)	2,498	(60,534)	2,498

Comprehensive income (loss)	$(366,668)	$(186,576)	$(680,269)	$(186,757)

Net loss per Common Share - Basic and Diluted	$(0.61)	$(0.38)	$(1.24)	$(0.38)

Weighted Average Number of Shares Outstanding - Basic and Diluted	500,000	500,000	500,000	500,000

See accompanying notes to financial statements

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U MATRIN WORLDWIDE SDN. BHD.
STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,	September 30,
	2015	2014
Cash flows from operating activities
Net loss	$(619,735)	$(189,255)
Adjustment to reconcile net loss from operations:
Bad debt expense	-	-
Depreciation expense	44,443	-
Changes in Operating Assets and Liabilities
Trade receivables	93,382	-
Inventory	(92,255)	(14,971)
Deferred tax asset	1,740	-
Due from related parties	250,556	-
Other receivables and prepayments	(1,089,642)	(61)
Accounts payable and accrued expenses	-	-
Taxes recoverable	(31,029)	-
Taxes payable	(1,869,971)	-
Other payables	(244,626)	-
Advance from csutoemrs	-	-
Net cash used in operating activities	(3,557,137)	(204,287)

Cash flows from financing activities
Proceedsfrom issuance of common stock	305,591	-
Proceeds/(Repayment) to related party, net	880,762	-
Proceeds/(Repayments) from term loan, net	605,615	-
Net cash provided by financing activities	1,791,968	-

Cash flows from investing activity
Purchase of property and equipment	(304,125)	-
Net cash provided by investing activity	(304,125)	-

Effect of exchange rate changes	142,108	258,840

Net increase (decrease) in cash and cash equivalents	(1,927,186)	54,553
Cash and cash equivalents at beginning of period	2,140,653	4,774
Cash and cash equivalents at end of period	$213,467	$59,327

Supplemental disclosures of cash flow information
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to financial statements

51

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

1. ORGANIZATION

U Matrin Worldwide Sdn. Bhd. ("Umatrin") is a limited liability company incorporated and domiciled in Malaysia on July 22, 1993 and remained dormant until September 2014.

The principal activities of Umatrin is direct selling and trading on beauty and personal care products, and investment holding.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited financial statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP").

US GAAP basis involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

Umatrin's financial statements are expressed in U.S. dollars.

Fiscal year end

Umatrin upon its formation elected December 31 as its fiscal year.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair value of financial instruments

Umatrin's balance sheet includes financial instruments, including cash, accounts payable, accrued expenses, amounts due to related party and convertible notes payable to a related party. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

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U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

Accounting Standards Codification ("ASC") 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2015. The respective carrying value of certain amounts on the balance sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Comprehensive Income (Loss)

Umatrin follows the provisions of the Financial Accounting Standards Board (the "FASB") ASC 220 Reporting Comprehensive Income, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. Umatrin's comprehensive income (loss) consists of net income (loss) and foreign currency translation adjustments.

Related parties

Umatrin adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Risks and Uncertainties

Umatrin's operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

Commitments and contingencies

Umatrin adopted ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

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U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses, if any.

Depreciation is calculated under the straight-line method to write off the cost of the assets over their estimated useful lives.

Computer and software	5 years
Furniture and fittings	10 years
Office equipment	10 years
Renovation and improvements	10 years

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising from de-recognition of asset is recognized in profit or loss.

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

Impairment of assets

The carrying amounts of assets on the balance sheet are reviewed for impairment when there is an indication that the assets might be impaired. Impairment is measured by comparing the carrying values of the assets with their recoverable amounts.

An impairment loss is charged to the statement of operation immediately unless the asset is carried at its revalued amount. Any impairment loss of a revalued asset is treated as a revaluation decrease to the extent of a previously recognized revaluation surplus for the same asset.

In respect of assets other than goodwill, and when there is a change in the estimates used to determine the recoverable amount, a subsequent increase in the recoverable amount of an asset is treated as a reversal of the previous impairment loss and is recognized to the extent of the carrying amount of the asset that would have been determined (net of amortization and depreciation) had no impairment loss been recognized. The reversal is recognized in the statement of operation immediately, unless the asset is carried at its revalued amount. A reversal of an impairment loss on a revalued asset is credited directly to the revaluation surplus. However, to the extent that an impairment loss on the same revalued asset was previously recognized as an expense in the statement of operation, a reversal of that impairment loss is recognized as income in the statement of operation.

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U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

Functional and presentation currency

The functional currency of Umatrin is the currency of the primary economic environment in which Umatrin operates which is Malaysia Ringgit ("MYR").

Transactions in currencies other than the entity's functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, Umatrin's assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder's equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder's equity section of the balance sheets.

Exchange rate used for the translation as follows:

	Period End	Average
US$ to MYR	Rate	Rate
September 30, 2015	4.45642	3.77325
September 30, 2014	3.27633	3.24176

Cash and cash equivalents

Umatrin considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Trade Receivables

Trade receivables are carried at anticipated realizable value. Bad debts are written off in the period in which they are identified. An estimate is made for doubtful debts based on a review of all outstanding amounts at the balance sheet date.

Bad debt expense were $nil and $nil for the nine months ended September 30, 2015 and 2014, respectively.

Inventories

Inventories, which are primarily comprised of finished goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out (FIFO) method. Umatrin evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis.

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U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

Revenue Recognition

Umatrin generally recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.

Advertising

Umatrin expenses advertising costs as incurred and includes it in selling expenses.

Income taxes and valuation allowance

Umatrin follows ASC 740, Income Taxes. Umatrin records deferred tax assets and liabilities for future income tax consequences that are attributable to differences between financial statement carrying amounts of assets and liabilities and their income tax bases. The measurement of deferred tax assets and liabilities is based on enacted tax rates that are expected to apply to taxable income in the year when settlement or recovery of those temporary differences is expected to occur. Umatrin recognizes the effect on deferred tax assets and liabilities of any change in income tax rates in the period that includes the enactment date. Umatrin record a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although Umatrin believes the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

Segment Information

Umatrin adopted ASC-280, Disclosures about Segments of an Enterprise and Related Information, which requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. Umatrin believes that it operates in one business segment (marketing and sales) and in one geographical segment Malaysia, as all of Umatrin's current operations are carried in Malaysia.

Recent Accounting Pronouncements

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under existing standards, the market amount requires consideration of replacement cost, net realizable value (NRV), and NRV less an approximately normal profit margin. The new ASU replaces market with NRV, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or NRV less an approximately normal profit margin when measuring inventory. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. Umatrin is currently assessing this ASU's impacts on Umatrin's consolidated results of operations and financial condition.

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U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

In February 2015, FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. Umatrin is currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard's stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle the ASU includes provisions within a five step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) an entity satisfies a performance obligation. The standard also specifies the accounting for some costs to obtain or fulfill a contract with a customer and requires expanded disclosures about revenue recognition. The standard provides for either full retrospective adoption or a modified retrospective adoption by which it is applied only to the most current period presented. This ASU is effective January 1, 2017. Umatrin is currently assessing this ASU's impact on Umatrin's consolidated results of operations and financial condition.

Umatrin believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

3. PROPERTY & EQUIPMENT

Property & equipment consist of the following:

	September 30,	December 31,
	2015	2014
Computer and software	$65,874	$15,421
Furniture and fittings	55,456	12,751
Office equipment	37,962	45,718
Renovations and improvements	276,566	238,454
Total	435,858	312,344
Less: accumulated depreciation	(40,438)	(3,578)
Net	$395,420	$308,766

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U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

The depreciation expense charged to general and administrative expenses were $36,860 and $nil for the nine months ended September 30, 2015 and 2014, respectively.

4. RELATED PARTIES TRANSACTIONS

Due from related parties consists of the following:

	September 30,	December 31,
	2015	2014	Purpose
Dato Ho Phooi Keow	$-	$99,115	Advance
Global Bizrewards Sdn. Bhd.	32,776	28,587	Advance
Fine Portal Sdn Bhd	-	85,762	Advance
Multimedia Biz Solution Sdn. Bhd.	-	85,762	Advance
SKH Media Sdn. Bhd.	-	54,316	Advance
Creative Iconic Sdn. Bhd.	53,271	-	Advance
Sportlight Business Training Academy Sdn. Bhd.	17,985	-	Advance
Romance City Trading	3,813	-	Advance
Total Due from	107,845	353,542

Due to related parties consists of the following:

	September 30,	December 31,
	2015	2014	Purpose
Dato Sri Warren Eu Hin Chai	$502,446	$1,014,493	Advance
SKH Media Sdn. Bhd.	86,519	554,254	Advance
JS Health & Beauty Sdn. Bhd.	295,255	180,567	Inventory Purchase
Total Due to	884,220	1,749,314

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U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

The related parties' relationship to Umatrin as follows:

Name	Relationship
Dato Ho Phooi Keow	Director, Majority Shareholder and Officer of Umatrin
Global Bizrewards Sdn. Bhd.	Related by common director, Dato' Sri Warren Eu Hin Chai
Fine Portal Sdn. Bhd.	Related by common director, Dato' Sri Warren Eu Hin Chai
Multimedia Biz Solution Sdn. Bhd.	Related by common director, Dato' Liew Kok Hong
SKH Media Sdn. Bhd.	Related by common director, Dato' Sri Warren Eu Hin Chai
Dato Sri Warren Eu Hin Chai	Director & Shareholder of Umatrin
JS Health & Beauty Sdn. Bhd.	A Company owned by a director of Umatrin

The amounts due from or due to related parties' were unsecured, non-interest bearing, and due on demand.

Umatrin purchased its inventory from its supplier JS Health & Beauty Sdn. Bhd.. The amounts of inventory purchased were $616,649 and $56,402 for the nine months ended September 30, 2015 and 2014, respectively.

Umatrin leased an office space from SKH Media Sdn. Bhd.. The rent expenses were $23,852 and $nil for the nine months ended September 30, 2015 and 2014, respectively.

5. STOCKHOLDERS' EQUITY

Umatrin is authorized to issue 500,000 shares of common stock at MYR1 per share with 500,000 shares issued and paid up for MYR500,000 ($161,927).

On February 16, 2015, Umatrin was authorized to issue additional 4,500,000 shares of common stock at MYR1 per share and additional 1,000,000 shares were issued and paid up for MYR1,000,000 ($305,591).

6. PROVISION FOR INCOME TAXES

A reconciliation of income taxes applicable to the profit/(loss) before income taxes at the statutory tax rate and income tax expense at the effective tax rate of Umatrin is as follows:

	For the Nine Months Ended
	September 30,	September 30,
	2015	2014
Net loss before income taxes	(619,736)	(189,255)

Tax at the statutory tax rate at 15%	(92,960)	(28,388)
Tax effects of:	-	-
Non-deductible expenses	154,934	100,522
Allowance Valuation	(61,974)	(72,134)
Income tax expense	-	-

59

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

Deferred tax assets consisted of the following:

	September 30,	December 31,
Deferred tax assets:	2015	2014
Net operating losses	-	-
Timing differences in expenses deductions	9,627	12,265
Allowance Valuation	-	-
Total	6,627	12,265

7. COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

Operating Lease Commitments

Umatrin entered into a property lease agreement for office space which started on December 1, 2014 and expired on October 31, 2015 for monthly payment of MYR10,000 (approximately $2,650). The lease was not renewed and Umatrin continues to rent the property on a month to month basis.

Umatrin entered into a property lease agreement for office space which started on September 5, 2014 and expired on September 4, 2015 for monthly payment of MYR4,500 (approximately $1,375). The lease was not renewed and Umatrin continues to rent the property on a month to month basis.

The rent expenses were $31,008 and $Nil for the nine months ended September 30, 2015 and 2014, respectively.

Concentration and Credit risk

Cash deposits with banks are held in financial institutions in Malaysia, which are federally insured with deposit protection up to MYR250,000 (approximately $56,098). Accordingly, Umatrin has a concentration of credit risk related to the uninsured part of bank deposits. Umatrin has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

Umatrin depends on few supplier for its products. Accordingly, Umatrin has a concentration risk related to these suppliers. Failure to maintain existing relationships with the suppliers or to establish new relationships in the future could negatively affect Umatrin's ability to obtain products sold to customers in a timely manner. If Umatrin is unable to obtain ample supply of products from existing suppliers or alternative sources of supply, Umatrin may be unable to satisfy the orders from its customers, which could materially and adversely affect revenues.

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U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

8. TERM LOAN

On December 23, 2014, MYR2,300,000 (approximately $657,507) term loan was granted to Umatrin for the purchase of a four-story office with a repayment period of 240 months.

The term loan was secured by the title deed for the said property and guaranteed by directors of Umatrin. The term loan is subject to an interest charges at 2.10% per annum below the Bank's Base Lending Rate ("BLR") with daily rests. The BLR is currently at 6.85% for September 30, 2015.

On July 27, 2015, Umatrin made a drawdown of MYR2,300,000 (approx. $609,554) on the term loan. The repayment started effectively on September 1, 2015 with a fixed installment of MYR14,863.14 (approx. $3,939) for 240 installments.

Interest expenses were $1,611 and $Nil for the nine months ended September 30, 2015 and 2014, respectively.

9. SUBSEQUENT EVENTS

On January 6, 2016, the majority shareholders of Umatrin entered into a share exchange agreement with U Matrin Holding Limited ("UMHL"). The majority shareholders, Dato Sri' Warren Eu Hin Chai and Dato' Liew Kok Hong, holding 735,000 and 465,000 shares respectively at MYR1 (approximately $0.23) par value agreed to exchange all of the stated shares representing 80% of ownership of Umatrin for a total consideration of 100,000,000 shares of UMHL.

61

Umatrin Holding Ltd.

Unaudited Pro Forma Combined Financial Information

The accompanying unaudited pro forma combined financial information have been prepared to present the balance sheet and statements of operations of Umatrin Holding Ltd. (the "Company" or "UMHL"), to indicate how the consolidated financial statements of the Company might have looked like if the acquisition of Umatrin Worldwide Sdn. Bhd. ("Umatrin") and transactions related to the acquisition had occurred as of the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheets as of October 31, 2015 and January 31, 2015 are presented as if the acquisition of Umatrin had occurred on the first day of the fiscal year ended January 31, 2015.

The unaudited pro forma condensed combined statements of operations for the nine months ended October 31, 2015, and for the fiscal year ended January 31, 2015, are presented as if the acquisition of Umatrin had occurred on the first day of the fiscal year ended January 31, 2015 and were carried forward through each of the aforementioned periods presented.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements and accompanying notes of the Company included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2015 filed on March 16, 2015, and the Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2015 filed on December 10, 2015, and of Umatrin included in this Form 8-K for the year ended December 31, 2014 and 2013, and the nine months ended September 30, 2015.

These pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations had the purchase been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future.

The pro forma adjustments contained in the pro forma combined financial statements relate to the assumptions of all prior and existing liabilities of the Company upon consummation of the acquisition.

62

Pro forma Balance Sheet
As of October 31, 2015

	Historical		Pro forma
	October 31,	September 30,
	2015	2015
	UMHL	Umatrin	Adjustment	Notes	Combined

Assets
Current Assets
Cash and cash equivalents	$-	$213,467			$213,467
Inventory	-	78,113			78,113
Deferred tax assets	-	9,627			9,627
Taxes Recoverable	-	26,272			26,272
Due from related parties	-	107,846			107,846
Other receivables, deposits and prepayments	-	1,097,044			1,097,044
Total Current Assets	-	1,532,369			1,532,369
Property and equipment, net	-	395,420			395,420
Total Assets	-	1,927,789			1,927,789

Liabilities
Current Liabilities
Due to related parties	64,550	884,220			948,770
Other payables and accruals	1,500	559,775			561,275
Term loan payable-current portion	-	40,023			40,023
Total Current Liabilities	66,050	1,484,018			1,550,068
Term loan payable-L/T	-	472,751			472,751
Total Liabilities	66,050	1,956,769			2,022,819

Commitments & Contingencies

Stockholders' Deficit
Umatrin Holding Ltd. Stockholders' Deficit
Preferred stock, $0.00001 par value	-	-			-
Common stock, $0.00001 par value	583	-	1,000	(A)	1,583
Shares capital	-	467,518	(467,518)	(B)	-
			(1,000)	(A)
Additional paid-in capital	2,310,691	-	374,014	(B)	2,683,705
Accumulated deficits	(2,377,324)	(406,731)	81,346	(C)	(2,702,709)
Accumulated other comprehensive income	-	(89,767)	17,953	(C)	(71,814)
Total Umatrin Holding Ltd. Stockholders' Deficit	(66,050)	(28,980)			(89,235)
			93,504	(B) (C)
			(81,346)	(C)
Noncontrolling interest	-	-	(17,953)	(C)	(5,795)
Total Stockholders' Deficit	(66,050)	(28,980)			(95,030)
Total Liabilities and Stockholders' Equity (Deficit)	$-	$1,927,789			$1,927,789

63

Pro forma Statements of Operations and Comprehensive Income
For the nine months ended October 31, 2015

	Historical		Pro forma
	For the nine months ended
	October 31,	September 30,
	2015	2015
	UMHL	Umatrin	Adjustment	Notes	Combined

Sales	$-	$2,560,546			$2,560,546
Cost of sales	-	524,393			524,393
Gross margin	-	2,036,153			2,036,153

Operating expenses
Selling, general & administrative expenses	304,331	2,655,888			2,960,219
Total operating expenses	304,331	2,655,888			2,960,219

Loss from operations	(304,331)	(619,735)			(924,066)

Net loss before income taxes	(304,331)	(619,735)			(924,066)

Provision of income taxes	-	-			-

Net loss including noncontrolling interest	(304,331)	(619,735)			(924,066)

Less: Net loss attributable to noncontrolling interest	-	-	(123,947)	(C)	(123,947)

Net loss attributable to Umatrin Holding Ltd.	$(304,331)	$(619,735)			$(800,119)

Net loss including noncontrolling interest	$(304,331)	$(619,735)			$(924,066)
Foreign currency translation adjustment	-	(60,534)			(60,534)
Comprehensive loss including noncontrolling interest	$(304,331)	$(680,269)			$(984,600)
Comprehensive loss attributable to noncontrolling interest	-	-	12,107	(C)	12,107
Comprehensive loss attributable to Umatrin Holding Ltd.	$(304,331)	$(680,269)			$(972,493)

64

Pro forma Balance Sheet
As of January 31, 2015

	Historical		Pro forma
	January 31,	December 31,
	2015	2014
	UMHL	Umatrin	Adjustment	Notes	Combined

Assets
Current Assets
Cash and cash equivalents	$16	$2,140,653			$2,140,669
Trade receivables, net	-	87,357			87,357
Deferred tax assets	-	12,265			12,265
Due from related parties	-	353,542			353,542
Other receivables, deposits and prepayments	-	192,735			192,735
Total Current Assets	16	2,786,552			2,786,568
Property and equipment, net	-	308,766			308,766
Total Assets	16	3,095,318			3,095,334

Liabilities
Current Liabilities
Trade payables	-	152,998			152,998
Due to related parties	21,967	1,749,313			1,771,280
Other payables and accruals	3,312	847,309			850,621
Total Current Liabilities	25,279	2,749,620			2,774,899
Convertible note payable, related party, net of debt discounts	6,530	-			6,530
Total Liabilities	31,809	2,749,620			2,781,429

Commitments & Contingencies

Stockholders' Equity (Deficit)
Umatrin Holding Ltd. Stockholders' Equity (Deficit)
Preferred stock, $0.00001 par value	-	-			-
Common stock, $0.00001 par value	336	-	1,000	(A)	1,336
Shares capital	-	161,927	(161,927)	(B)	-
			(1,000)	(A)
Additional paid-in capital	1,988,790	-	129,542	(B)	2,117,332
Accumulated earnings (deficits)	(2,020,919)	213,004	(42,601)	(C)	(1,850,516)
Accumulated other comprehensive income		(29,233)	5,847	(C)	(23,386)
Total Umatrin Holding Ltd. Stockholders' Equity (Deficit)	(31,793)	345,698			244,766
			32,385	(B) (C)
			42,601	(C)
Noncontrolling interest	-	-	(5,847)	(C)	69,139
Total Stockholders' Equity (Deficit)	(31,793)	345,698			313,905
Total Liabilities and Stockholders' Equity (Deficit)	$16	$3,095,318			$3,095,334

65

Pro forma Statements of Operations and Comprehensive Income
For the year ended January 31, 2015

	Historical		Pro forma
	For the years ended
	January 31,	December 31,
	2015	2014
	UMHL	Umatrin	Adjustment	Notes	Combined

Sales	$-	$2,888,483			$2,888,483
Cost of sales	-	707,091			707,091
Gross margin	-	2,181,392			2,181,392

Operating expenses
Selling, general & administrative expenses	79,256	1,771,394			1,850,650
Total operating expenses	79,256	1,771,394			1,850,650

Income (Loss) from operations	(79,256)	409,998			330,742

Other income (expenses)
Interest expense	(5,537)	-			(5,537)
Other income	-	5			5
Total other income (expenses)	(5,537)	5			(5,532)

Net income (loss) before income taxes	(84,793)	410,003			325,210

Provision of income taxes	-	(150,440)			(150,440)

Net income (loss) including noncontrolling interest	(84,793)	259,563			174,770

Less: Net loss attributable to noncontrolling interest	-	-	51,913	(C)	51,913

Net income (loss) attributable to Umatrin Holding Ltd.	$(84,793)	$259,563			$122,857

Net income (loss) including noncontrolling interest	$(84,793)	$259,563			$174,770
Foreign currency translation adjustment	-	(23,210)			(23,210)
Comprehensive income (loss) including noncontrolling interest	$(84,793)	$236,353			$151,560
Comprehensive income (loss) attributable to noncontrolling interest	-	-	4,642	(C)	4,642
Comprehensive income (loss) attributable to Umatrin Holding Ltd.	$(84,793)	$236,353			$156,202

66

Umatrin Holding Ltd.

Notes to Unaudited Pro Forma Combined Financial Information

Note 1 – Basis of Presentation

The unaudited pro forma combined balance sheet as of October 31, 2015 and January 31, 2015, and the unaudited pro forma combined statements of operations for the nine months ended October 31, 2015, and for the fiscal year ended January 31, 2015, are based on the historical financial statements of the Company and Umatrin after giving effect of the share exchange agreements entered between the Company and Umatrin on January 6, 2016, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The Company entered into a share exchange agreement with Umatrin whereas the acquisition was accounted under US GAAP as a business combination under common control with the Company being the acquirer as both entities were owned by the same controlling shareholders. The pro forma combined financial information have been presented at historical costs and on a retroactive basis of the entities. No purchase price or reverse merger accounting methods were used.

Note 2 – Adjustments

(A) The Company issued 100,000,000 shares of its commons stock to two shareholders of Umatrin in exchange for 1,200,000 shares (80% ownership) of Umatrin. Pursuant to the share exchange agreement effective January 6, 2016, the Company issued to Dato' Sri Eu Hin Chai and Dato' Liew Kok Hong 50,000,000 and 50,000,000 shares, respectively.

(B) To eliminate Umatrin's historical shares capital, assuming the Umatrin's original stockholders will exchange their shares in Umatrin for the Company's shares.

(C) To adjust the 20% noncontrolling interest after the share exchange.

67